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                                                                   EXHIBIT 99.4


                                   TO TENDER

                                      AND

                   TO CONSENT TO CERTAIN INDENTURE AMENDMENTS
                              WITH RESPECT TO THE
                          10.45% SENIOR NOTES DUE 2000
                                    AND THE
                   13.75% SENIOR SUBORDINATED NOTES DUE 2001

                                       OF

                         FOOD 4 LESS SUPERMARKETS, INC.

                                PURSUANT TO THE
         PROSPECTUS AND SOLICITATION STATEMENT DATED JANUARY    , 1995

THE EXCHANGE OFFERS AND THE SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON _______________, 1995, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF 10.45% SENIOR NOTES DUE 2000 AND 13.75% SENIOR SUBORDINATED NOTES
DUE 2001, MAY ONLY BE WITHDRAWN AND THE CORRESPONDING CONSENTS MAY ONLY BE REVOKED UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND SOLICITATION STATEMENT AND THE CONSENT AND LETTER OF TRANSMITTAL.

TO OUR CLIENTS:

     Enclosed for your consideration is the Prospectus and Solicitation
Statement dated January   , 1995 (as the same may be amended or supplemented
from time to time, the "Prospectus") and a related form of Consent and Letter of Transmittal and instructions thereto (the "Letter of Transmittal") relating to the (a) offer by Food 4 Less Supermarkets, Inc. ("Food 4 Less"), to holders of 10.45% Senior Notes Due 2000 of Food 4 Less (the "Old F4L Senior Notes") to exchange for each $1,000 principal amount of Old F4L Senior Notes $1,000 principal amount of new Senior Notes due 2004 (the "New F4L Senior Notes") plus $5.00 in cash (the "F4L Senior Exchange Payment"), plus accrued and unpaid interest to the date of the exchange (the "F4L Senior Exchange Offer") and (ii) holders of the 13.75% Senior Subordinated Notes Due 2001 of Food 4 Less (the "Old F4L Senior Subordinated Notes" and, together with the Old F4L Senior Notes, the "Old F4L Notes") to exchange for each $1,000 principal amount of Old F4L Senior Subordinated Notes $1,000 principal amount of new 13.75% Senior Subordinated Notes due 2001 (the "New F4L Senior Subordinated Notes") plus $20.00 in cash (the "F4L Senior Subordinated Exchange Payment," and together with the F4L Senior Exchange Payment, the "Exchange Payment"), plus accrued and unpaid interest to the date of the exchange (the "F4L Senior Subordinated Exchange Offer," and together with the F4L Senior Exchange Offer, the "Exchange Offers" each of which is sometimes referred to herein individually as the applicable "Exchange Offer") and (b) Food 4 Less' solicitation (the "Solicitation") of consents (the "Consents") from holders of the Old F4L Notes ("Noteholders") to certain proposed amendments (the "Proposed Amendments") to the respective indentures under which the Old F4L Notes were issued (as described in the Prospectus under the captions "The Proposed Amendments," "Appendix A -- Comparison of Old F4L Senior Notes and New F4L Senior Notes" and "Appendix B -- Comparison of Old F4L Senior Subordinated Notes and New F4L Senior Subordinated Notes.").

     Consummation of the Exchange Offers and the Solicitation are subject to certain conditions described in the Prospectus.

     WE ARE THE REGISTERED HOLDER OF THE OLD F4L NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH OLD F4L NOTES AND DELIVERY OF CONSENTS WITH RESPECT THERETO CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD F4L NOTES, OR DELIVER A CONSENT WITH RESPECT TO SUCH OLD F4L NOTES, HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender such Old F4L Notes held by us for your account, and deliver Consents with respect to all of such Old F4L Notes so tendered, pursuant to the terms and conditions
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set forth in the Prospectus and the Letter of Transmittal. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us to tender your Old F4L Notes and to deliver Consents with respect to Old F4L Notes. Unless otherwise indicated, references herein to the Exchange Offers shall be deemed to include the Solicitation.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old F4L Notes and deliver Consents with respect to Old F4L Notes on your behalf in accordance with the provisions of the Tender Offer. The Exchange Offers and the Solicitation will expire at 12:00 Midnight, New York City time, on _______________, 1995. Old F4L Notes tendered pursuant to the applicable Exchange Offer may only be withdrawn and the corresponding Consents delivered pursuant to the Solicitation may only be revoked, under the circumstances and subject to the procedures described in the Prospectus and the Letter of Transmittal. After receipt by the Old F4L Senior Note Trustee
(as defined in the Prospectus) or the Old F4L Senior Subordinated Note Trustee (as defined in the Prospectus) of, among other things, certification by Food 4 Less that the Requisite Consents (as defined in the Prospectus) with respect to the Old F4L Senior Notes or the Old F4L Senior Subordinated Notes, as the case may be, have been received, Food 4 Less and the applicable Old Trustee will execute a supplemental indenture to evidence the adoption of the Proposed Amendments relating to the applicable issue of Old F4L Notes (each a "Supplemental Indenture"). Upon the acceptance by Food 4 Less of the Requisite Consents from holders of Old F4L Senior Notes or Old F4L Senior Subordinated Notes and the execution of the applicable Supplemental Indenture, such Supplemental Indenture will immediately become effective. Although the Proposed Amendments relating to an issue of Old F4L Notes will become effective upon certification that the Requisite Consents from holders of the applicable Old F4L Notes have been received, such Proposed Amendments will not be operative until Food 4 Less has accepted for exchange all Old F4L Notes validly tendered and not withdrawn.

     Your attention is directed to the following:

          1. The Exchange Offers are for all of the aggregate principal amount of the outstanding Old F4L Notes.

          2. The Exchange Offers and the Solicitation are not being made to (nor will the surrender of Old F4L Notes for exchange be accepted from or on behalf of) Noteholders in any jurisdiction in which the making or acceptance of such Exchange Offers or the Solicitation would not be in compliance with the laws of such jurisdiction.

          3. A holder of Old F4L Notes who desires to tender into the applicable Exchange Offer with respect to any Old F4L Senior Notes or Old F4L Senior Subordinated Notes must tender all such Old F4L Senior Notes or Old F4L Senior Subordinated Notes beneficially owned by such holder, as the case may be. The tender of Old F4L Notes pursuant to the applicable Exchange Offer will constitute the Consent of such tendering holder to the Proposed Amendments with respect to such Old F4L Notes. Noteholders who desire to accept the applicable Exchange Offer must consent to the Proposed Amendments. Noteholders do not have the option to consent to the Proposed Amendments without tendering into the applicable Exchange Offer.

          4. The acceptance for exchange of Old F4L Notes validly tendered and not validly withdrawn and the delivery of New F4L Notes and the payment of the Exchange Payment will be made as promptly as practicable after the Expiration Date. Subject to rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Food 4 Less, however, expressly reserves the right to delay acceptance of any of the Old F4L Notes or to terminate either of the Exchange Offers or the Solicitation and not accept for exchange any Old F4L Notes not theretofore accepted if any of the conditions set forth in the Prospectus under the caption "The Exchange Offers and the Solicitation -- Conditions" shall not have been satisfied or waived by Food 4 Less. Food 4 Less will deliver New F4L Notes and make payments in cash (including accrued interest in cash on the Old F4L Notes and the Exchange Payment) in exchange for Old F4L Notes pursuant to the Exchange Offers promptly following acceptance of the Old F4L Notes.

          5. Consummation of the Exchange Offers and the Soliciation are subject to, among other things, satisfaction or waiver of certain conditions, including (i) satisfaction of the Minimum Tender (i.e., at least 80% of the aggregate principal amount of the outstanding Old F4L Notes being validly tendered and not withdrawn pursuant to the Exchange Offers) prior to the Expiration Date, (ii) the receipt of the Requisite Consents (i.e., Consents from Noteholders representing at least a majority in aggregate principal amount of each of the outstanding Old F4L Senior Notes and Old F4L Senior Subordinated Notes held by persons other than Food 4 Less and its affiliates) on or prior to the Expiration Date, (iii) satisfaction or waiver in Food 4 Less' sole discretion, of all conditions precedent to the RSI Merger (as defined in the Prospectus), (iv) the prior or contemporaneous successful completion of the Other Debt Financing Transactions (including the Public Offering) (each defined in the Prospectus), (v) the prior or contemporaneous consummation of the Bank Financing and the New Equity Investment (each as defined in the Prospectus) and (vi) certain other conditions. In addition, consummation of each Exchange Offer is subject to the consummation of the other Exchange Offer. There can be no assurance that such conditions will be satisfied or waived. Food 4 Less reserves the right to waive certain limitations, to extend, terminate, cancel or otherwise modify or amend each Exchange Offer in any respect.

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

          6. Food 4 Less expressly reserves the right, subject to applicable law and the terms of the Exchange Offers and to the extent not inconsistent with the terms of the Merger (as defined in the Prospectus), the Other Debt Financing Transactions, the Bank Financing or the New Equity Investment,
     (i) to delay acceptance for exchange of any Old F4L Notes or, regardless of whether such Old F4L Notes were theretofore accepted for exchange and payment, to delay exchange and payment for any Old F4L Notes pursuant to either Exchange Offer and to terminate such Exchange Offer and not accept for exchange any Old F4L Notes not theretofore accepted for exchange and paid for, upon the failure of any of the conditions to such Exchange Offer specified herein to be satisfied, by giving oral or written notice of such delay or termination to the Exchange Agent and (ii) at any time, or from time to time, to amend either of the Exchange Offers in any respect. Except as otherwise provided in the Prospectus, withdrawal rights with respect to Old F4L Notes tendered pursuant to an Exchange Offer will not be extended or reinstated as a result of an extension or amendment of such Exchange Offer. The reservation by Food 4 Less of the right to delay acceptance for exchange and payment of Old F4L Notes is subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires that Food 4 Less (or the Company as successor by Merger) pay the consideration offered or return the Old F4L Notes deposited by or on behalf of holders thereof promptly after the termination or withdrawal of an Exchange Offer.

          7. Consummation of the Exchange Offers and the effectiveness of the Proposed Amendments may have adverse consequences to non-tendering Noteholders, including that non-tendering Noteholders will no longer be entitled to the benefit of certain of the restrictive covenants currently contained in the Old F4L Indentures and that the reduced amount of outstanding Old F4L Notes as a result of the Exchange Offers may adversely affect the trading market, liquidity and market price of the Old F4L Notes. If the Requisite Consents are received and accepted, the Proposed Amendments will be binding on all non-tendering Noteholders.

          8. Any transfer taxes incident to the transfer of Old F4L Notes from the tendering holder to Food 4 Less will be paid by Food 4 Less, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

     If you wish to have us tender any Old F4L Notes held by us for your account, and deliver your Consent to the Proposed Amendments with respect to all of such Old F4L Notes, please so instruct us by completing, executing and returning to us the instruction form that follows.

     Any inquiries you may have with respect to the Exchange Offers and the Solicitation or requests for additional copies of the Prospectus or any other document should be addressed to D.F. King & Co., Inc., the Information Agent, at one of the addresses or telephone numbers set forth on the back cover of the enclosed Prospectus, or call toll free at 1-800-669-5550.

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

        INSTRUCTIONS REGARDING THE EXCHANGE OFFERS AND THE SOLICITATION
              WITH RESPECT TO THE 10.45% SENIOR NOTES DUE 2000 AND
THE 13.75% SENIOR SUBORDINATED NOTES DUE 2001 OF FOOD 4 LESS SUPERMARKETS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers and the Solicitation by Food 4 Less Supermarkets, Inc.

     This will instruct you whether to tender the principal amount of Old F4L Notes indicated below held by you for the account of the undersigned, and to deliver my Consent to the Proposed Amendments with respect to such Old F4L Notes, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

                                          PRINCIPAL AMOUNT
       CLASS BEING TENDERED               TO BE TENDERED*
- -----------------------------------    ----------------------
Old F4L Senior Notes                   $
                                       ----------------------
                                       (please fill in blank)

Old F4L Senior Subordinated Notes      $
                                       ----------------------
                                       (please fill in blank)

* Must be in principal amounts equal to $1,000 or integral multiples thereof.

Date:             , 1995


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                                            Signature(s)


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                                      Please print name(s) here


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                                    Please type or print address


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                                   Area Code and Telephone Number


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                          Taxpayer Identification or Social Security Number


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                                      My Account Number with You

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